Exhibit 2.2



                                    * * * * *


                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                    Hilltop Acquisition Holding Corporation,


                    Womack Gilman Investment Services, L.C.,


                          Halter Financial Group, Inc.

                                       and

                      Alford Refrigerated Warehouses, Inc.



                                    * * * * *


                                November 23, 1998



                                TABLE OF CONTENTS

ARTICLE/SECTION                                                                                                PAGE
---------------                                                                                                ----

         RECITALS.................................................................................................1

ARTICLE I         THE MERGER......................................................................................1

         1.1      The Merger......................................................................................1
         1.2      Closing.........................................................................................1
         1.3      Effective Time of the Merger....................................................................1
         1.4      The Surviving Corporation.......................................................................2
         1.5      Conversion of Shares............................................................................2
         1.6      Stock Certificates..............................................................................2
         1.7      Fractional Shares...............................................................................3
         1.8      Dissenting Shares...............................................................................3

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF ALFORD........................................................3

         2.1      Organization....................................................................................3
         2.2      Capitalization..................................................................................3
         2.3      Certain Corporate Matters.......................................................................3
         2.4      Authority Relative to this Agreement............................................................4
         2.5      Consents and Approvals; No Violations...........................................................4
         2.6      Disclosure......................................................................................4

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY, WGI
                  AND HFG.........................................................................................4

         3.1      Organization....................................................................................4
         3.2      Capitalization            ......................................................................4
         3.3      Certain Corporate Matters.......................................................................5
         3.4      Authority Relative to this Agreement............................................................5
         3.5      Consents and Approvals; No Violations...........................................................5
         3.6      Subsidiaries....................................................................................6
         3.7      Financial Statements               .............................................................6
         3.8      Events Subsequent to Financial Statements                     ..................................6
         3.9      Undisclosed Liabilities.........................................................................7
         3.10     Tax Matters.....................................................................................7
         3.11     Real Property             ......................................................................7
         3.12     Books and Records...............................................................................7
         3.13     Questionable Payments...........................................................................7
         3.14     Environmental Matters...........................................................................8
         3.15     Intellectual Property     .....................................................................10
         3.16     Insurance......................................................................................10
         3.17     Contracts......................................................................................10
         3.18     Litigation.....................................................................................10


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



         3.19     Employees......................................................................................10
         3.20     Employee Benefit Plans.........................................................................10
         3.21     Legal Compliance...............................................................................10
         3.22     Broker's Fees..................................................................................11
         3.23     Disclosure.....................................................................................11

ARTICLE 4         CONDUCT OF BUSINESS PENDING THE CLOSING........................................................11

         4.1      Conduct of Business by the Company Pending the Closing.........................................11
         4.2      Other Actions..................................................................................12

ARTICLE 5         ADDITIONAL AGREEMENTS                                                                          12

         5.1      Access and Information.........................................................................12
         5.2      Proxy Statement................................................................................12
         5.3      Meeting of Shareholders........................................................................13
         5.4      Certain Information............................................................................13
         5.5      Press Releases.................................................................................13

ARTICLE 6         CONDITIONS OF CLOSING..........................................................................13

         6.1      Conditions to Obligations of Each Party to Effect the Closing..................................13
         6.2      Additional Conditions to Alford's Obligations..................................................13
         6.3      Additional Conditions to the Obligations of the Company, WGI and HFG...........................14

ARTICLE 7         TERMINATION....................................................................................15

         7.1      Termination by Mutual Consent..................................................................15
         7.2      Termination by Any Party.......................................................................16
         7.3      Material Breach................................................................................16
         7.4      Effect of Termination..........................................................................16

ARTICLE 8         GENERAL PROVISIONS.............................................................................16

         8.1      Notices........................................................................................16
         8.2      Interpretation.................................................................................16
         8.3      Severability...................................................................................16
         8.4      Miscellaneous..................................................................................17
         8.5      Separate Counsel...............................................................................17
         8.6      Governing Law..................................................................................17
         8.7      Counterparts...................................................................................17
         8.8      Amendment......................................................................................17
         8.9      Parties In Interest; No Third Party Beneficiaries..............................................17
         8.10     Waiver.........................................................................................17
         8.11     Expenses.......................................................................................17


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of November 23, 1998 (this "Agreement"), is made and entered into by and among Hilltop Acquisition Holding Corporation, a Texas corporation (the "Company"), Womack Gilman Investment Services, L.C., a Texas limited liability company ("WGI"), Halter Financial Group, Inc., a Texas corporation ("HFG"), and Alford Refrigerated Warehouses, Inc., a Texas corporation ("Alford").

         WHEREAS, the respective Boards of Directors of the Company, WGI and Alford have adopted resolutions approving and adopting the proposed merger (the "Merger") of Alford with and into the Company upon the terms and conditions hereinafter set forth in this Agreement; and

         WHEREAS, WGI and HFG, which own approximately 54.5% and 28.4% of the outstanding common stock of the Company, respectively, desire to enter into this Agreement for the purpose of evidencing their consent to the consummation of the Merger and for the purpose of making certain representations, warranties, covenants and agreements;

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements contained herein and other good aid valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:


                                    ARTICLE 1
                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Alford shall be merged with and into the Company and the separate corporate existence of Alford shall thereupon cease. The Company (sometimes hereinafter referred to as the "Surviving Corporation") shall be the surviving corporation in the Merger. The Merger shall have the effects set forth in the applicable provisions of the Texas Business Corporation Act (the "TBCA").

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at 11:30 a.m., central standard time, at the offices of Jackson Walker L.L.P. located at 1100 Louisiana Street, Suite 4200, Houston, Texas 77002 on December 15, 1998, or as soon as the conditions set forth in Article 6 have been satisfied or waived or as soon as practicable thereafter. Such date is herein referred to as the "Closing Date."

         1.3 Effective Time of the Merger. If all the conditions to the Merger set forth in Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated, the parties hereto shall cause Articles of Merger (the "Articles of Merger") that meet the applicable requirements of the TBCA to be properly executed and filed with the Secretary of State of the State of Texas on the Closing Date. The Merger shall be effective at the time of filing of the Articles of Merger with the Secretary of State of the State of Texas in accordance with the TBCA, or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

         1.4      The Surviving Corporation.
                  -------------------------

                  (a) Articles of Incorporation. The Articles of Incorporation of Alford shall be the Articles of Incorporation of the Surviving Corporation. However, prior to the Effective Time, the Articles of Incorporation of the Company shall be amended by this Agreement as follows:

                    (i)  The  following  sentence  shall be  included in Article
                         Four:

                    "Each one share of the Corporation's Common Stock issued and outstanding immediately prior to the effective date of these Articles of Incorporation shall be and hereby is automatically changed without further action into .625 of a fully paid and nonassessable share of the Corporation's Common Stock, provided that no fractional shares shall be issued pursuant to such change. The Corporation shall issue to each shareholder who would otherwise be entitled to a fractional share as a result of such change one full share of the Corporation's Common Stock."

               (b) Bylaws.  The Bylaws of Alford as in effect  immediately prior
          to  the   Effective   Time  shall  be  the  Bylaws  of  the  Surviving
          Corporation.

               (c) Directors and Officers. The directors and officers of Alford immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         1.5 Conversion of Shares. At the Effective Time and subject to the limitations contained herein, by virtue of the Merger and without any action on the part of the Company or Alford or any holder of capital stock of any of them, each share of common stock of Alford, $0.01 (the "Alford Common Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive 655.1372 shares of common stock of the Company, par value $.0l per share (the "Company Common Stock"). Following the Merger, the shareholders of Alford will own approximately 93.6% of the issued and outstanding shares of Company Common Stock. Schedule "A" attached hereto details the ownership of the Company Common Stock prior and subsequent to the Merger.

         1.6 Stock Certificates. At or following the Effective Time, each holder of an outstanding certificate or certificates representing Alford Common Stock shall surrender the same to the Company and the Company shall, in exchange therefor, cause to be issued to the holder of such certificate(s) a new certificate representing shares of Company Common Stock in accordance with with Section 1.5, less any amount required to be withheld under applicable federal, state or local tax requirements, and the surrendered certificate(s) shall be canceled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive shares of Company Common Stock in accordance with Section 1.5, without interest and less any tax withholding.

         1.7 Fractional Shares. No fractional shares of Company Common Stock shall be issued in the Merger. In the event that a holder of Alford Common Stock would otherwise be entitled to receive any fractional shares of Company Common Stock as a result of the Merger, such holder shall be entitled to receive one full share in lieu thereof.

         1.8 Dissenting Shares. Each share of Company Common Stock and Alford Common Stock issued and outstanding immediately prior to the Effective Time not voted in favor of the Merger, the holder of which has given written notice of the exercise of dissenter's rights and has perfected such rights as required by the TBCA, is herein called a "Dissenting Share." Dissenting Shares shall not be converted into or represent the right to receive shares of Company Common Stock pursuant to this Article I and shall be entitled only to such rights as are available to such holder pursuant to the TBCA, unless the holder thereof shall have withdrawn or forfeited his dissenter's rights. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the TBCA. The Company will promptly pay to any holder of Dissenting Shares such amount as such holder shall be entitled to receive in accordance with the applicable provisions of the TBCA. If any holder of Dissenting Shares shall effectively withdraw or forfeit his dissenter's rights under the TBCA, such Dissenting Shares shall be converted into the right to receive shares of Company Common Stock in accordance with this
Article 1.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF ALFORD

         Alford hereby represents and warrants to the Company, WGI and HFG as follows:

         2.1 Organization. Alford has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and has the requisite corporate power to carry on its business as now conducted.

         2.2 Capitalization. The authorized capital stock of Alford consists of 50,000,000 shares of Alford Common Stock, of which 10,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $0.01 par value per share, none of which have been issued or are outstanding. All of the issued and outstanding shares of Alford Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Alford is a party or which are binding upon Alford providing for the issuance or transfer by Alford of additional shares of its capital stock and Alford has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of Alford's capital stock.

         2.3 Certain Corporate Matters. Alford is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where such failure would not have a material adverse effect on Alford's financial condition, results of operations or business. Alford has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         2.4 Authority Relative to this Agreement. Alford has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Alford and the consummation by Alford of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of Alford and no other actions on the part of Alford are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Alford and constitutes a valid and binding agreement of Alford, enforceable against Alford in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         2.5  Consents  and  Approvals:  No  Violations.  Except as set forth in
Schedule 2.5, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Alford of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Alford nor the consummation by Alford of the transactions contemplated hereby, nor compliance by Alford with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of Alford, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Alford or any of its subsidiaries is a party or by which any of them or their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Alford, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Alford and its subsidiaries taken as a whole.

         2.6 Disclosure. The representations, warranties and statements of fact made by Alford in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY, WGI AND HFG

         The Company, WGI and, as it relates to the Company only, HFG hereby jointly and severally represent and warrant to Alford as follows:

         3.1 Qrganization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

         3.2 Capitalization. The Company's authorized capital stock consists of 40,000,000 shares of Company Common Stock, of which 1,100,201 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $.01 per share, of which none are presently issued and outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which the Company or WGI are parties or which are binding upon the Company or WGI providing for the issuance by the Company or transfer by the Company or WGI of additional shares of its capital stock and the Company has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of the Company's capital stock.

         3.3 Certain Corporate Matters. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of the Company's properties or nature of the Company's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. The Company has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. The Company has delivered to Alford true, accurate and complete copies of its Articles of Incorporation and Bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the shareholders and Board of Directors of the Company are complete and correct in all material respects. The stock records of the Company and the shareholder lists of the Company as previously furnished to Alford by the Company are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of the Company's capital stock and any other outstanding securities issued by the Company. The Company is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.


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



         3.4 Authority Relative to this Agreement. Each of the Company, WGI and HFG has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of the Company, WGI and HFG and no other actions on the part of the Company, WGI or HFG are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, WGI and HFG and constitutes a valid and binding obligation of the Company, WGI and HFG, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         3.5 Consents and Approvals: No Violations. Except for applicable requirements of federal securities laws and state securities or blue sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by the Company, WGI and HFG of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company, WGI and HFG nor the consummation by the Company, WGI or HFG of the transactions contemplated hereby, nor compliance by the Company, WGI or HFG with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of Company, WGI or HFG, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which either the Company, WGI or HFG is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, WGI or HFG, or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to the Company, WGI or HFG taken as a whole.

         3.6 Subsidiaries. Except for Hilltop Acquisition Corporation, a Texas corporation, the Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

         3.7 Financial Statements. The Company has delivered to Alford audited financial statements comprised of the following: (a) its balance sheets as of August 31,1997 and December 31, 1996; (b) its statements of operations for the period from August 9, 1996 and for the eight months ended August 31, 1997; (c) its statements of cash flows for the period from August 9, 1996 and for the eight months ended August 31, 1997; and (d) its statements of changes in shareholders' equity for the period from August 9, 1996 and for the eight months ended August 4, 1997 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of its operations and changes in cash flows for such periods.

         3.8 Events Subsequent to Financial Statements. Since August 31, 1997, there has not been:

                  (a) Any material adverse change in the financial condition, results of operations or business of the Company;

                  (b) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Company;

                  (c) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company;

                  (d) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any redemption, purchase or other acquisition of any such shares;

                  (e) Any subjection to any lien on any of the assets, tangible or intangible, of the Company;

                  (f) Any incurrence of indebtedness or liability or assumption of obligations by the Company;

                  (g) Any waiver or release by the Company of any right of any material value;

                  (h) Any compensation or benefits paid to officers or directors of the Company;

                  (i) Any change made or authorized in the Articles of Incor-poration or Bylaws of the Company; or

                  (j) Any loan to or other transaction with any officer, director or shareholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company.

         3.9 Undisclosed Liabilities. The Company has, no material liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

         3.10     Tax Matters.
                  -----------

                  (a) Except as set forth on Schedule 3.10, the Company has (and as of the Closing Date will have) duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have (or as of the Closing Date will have) been requested or granted;

                  (b) The Company has (and as of the Closing Date will have) paid, or adequately reserved against in the Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

                  (c) To the best knowledge of the Company, WGI and HFG, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of the tax returns;

                  (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from the Company; and

                  (e) The Company has not filed a consent under Section 341 (f) of the Internal Revenue Code of 1986, as amended.

         For the purposes of this Section 3.10, a tax is due (and must therefore either be paid or adequately reserved against in the Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

         3.11 Real Property. The Company does not own or lease any real pro-perty.

         3.12 Books and Records. The books and records of the Company fairly reflect the transactions to which the Company is a party or by which its properties are bound.

         3.13 Questionable Payments. Neither the Company, WGI nor HFG nor any employee, agent or representative of any of them has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from the Company's funds to governmental officials for improper purposes or made any illegal payments from the Company's funds to obtain or retain business.

         3.14     Environmental Matters.

                  (a) Definitions. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

                           (i) "Governmental Authority" shall mean the United States, each state, each county, each city and each other political subdivision in which the Company's business is located, and any court, political subdivision, agency or instrumentality with jurisdiction over the Company's business.

                           (ii)   "Environmental   Laws"   shall  mean  (A)  the
                  Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984,42 U.S.C.A. 6901 et seq. ("RCRA"), (C) the Clean Air Act, 42 U.S.C.A. 7401 et seq., (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

                           (iii) "Hazardous Materials" shall mean, among others,
                  (A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clean Water Act"), and any regulations thereunder; (D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clean Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls; (G) any substance the presence of which on the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and (H) any other substance which is regulated by any Environmental Laws.

                           (iv) "Hazardous  Materials  Contamination" shall mean
                  the presence of Hazardous Materials in the soil, groundwater, air or any other media regulated by the Environmental Laws on, under or around the Company's facilities at levels or concentration which trigger any requirement under the Environmental Laws to remove, remediate, mitigate, abate or otherwise reduce the level or concentration of the Hazardous Materials. The term "Hazardous Materials Contamination" does not include the presence of Hazardous Materials in process tanks, lines, storage or reactor vessels, delivery trucks or any other equipment or containers, which Hazardous Materials are used in the manufacture, processing, distribution, use, storage, sale, handling, transportation, recycling, reuse or disposal of the products that were manufactured and/or distributed by the Company.

                  (b) Representations and Warranties. Based on the foregoing, the Company, WGI and, as it relates to the Company only and except for
         (iii) below, HFG jointly and severally represent and warrant that:

                           (i) To the best  knowledge  of the  Company,  WGI and
                  HFG, there has been no material failure by the Company to comply with all applicable requirements of Environmental Laws relating to the Company, the Company's operations, and the Company's manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Hazardous Material and neither the Company, WGI nor HFG is aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

                           (ii) Neither the Company, WGI nor HFG has, through the Closing Date, received notice from any Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

                           (iii) Prior to the Closing Date, neither the Company,
                  WGI nor HFG will do or permit anything that will cause the Company to be in material violation of any requirements of Environmental Laws, or do or permit a violation of Environmental Laws that would materially and adversely affect the financial condition of the Company or subject the Company to any enforcement actions under any Environmental Laws.

                           (iv)  To  the   best   knowledge   of  the   Company,
                  Environmental Laws do not require that any permits, licenses or similar authorizations to construct, occupy or operate any equipment or facilities used in the conduct of the Company's business.

                           (v) No  Hazardous  Materials  are now  located at the
                  Business Location, and, to the best knowledge of the Company, WGI and HFG, the Company has not ever caused or permitted any Hazardous Materials to be generated, placed, stored, held, handled, located or used at the Business Location, except those which may lawfully be used, transported, stored, held, handled, generated or placed at the Business Location in the conduct of the Company's business.

                           (vi) Neither the Company, WGI nor HFG has received any notices, whether from a Governmental Authority or some other third party, that Hazardous Material Contamination exists at the Business Location or at any other location utilized by the Company in the conduct of its business nor is the Company, WGI nor HFG aware of any circumstances that would give rise to an allegation of such contamination.

                           (vii) To the best  knowledge of the Company,  WGI and
                  HFG, no investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by the Company in the operation of its business. To the best knowledge of the Company, WGI and HFG, the Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

         3.15 Intellectual Property. The Company does not own or use any trademarks, tradenames, service marks, patents, copyrights or any applications with respect thereto. The Company, WGI and HFG have no knowledge of any claim that, or inquiry as to whether, any product activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any trade-marks, tradenames, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

         3.16     Insurance.  The Company has no insurance policies in effect.

         3.17  Contracts.  The  Company  has  no  material  contracts,   leases,
arrangements and commitments (whether oral or written). The Company is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property;
(e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

         3.18 Litigation. The Company is not subject to any judgment or order of any court or quasi judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint lawsuit or governmental investigation pending against the Company. The Company is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings or investigations of the Company, and neither the Company, WGI nor HFG know of any basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting the Company or to which the Company is a party.

         3.19 Employees. Except for George W. Gilman, the Company's sole officer and director, the Company does not have any employees. The Company does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees. The Company has no written or oral employment agreements with any officer or director of the Company. The Company is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by the Company to any shareholder, officer, director or employee of the Company, nor are there any loans or debts payable or owing by any of such persons to the Company or any guarantees by the Company of any loan or obligation of any nature to which any such person is a party.

         3.20 Employee Benefit Plans. The Company has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by the Company.

         3.21 Legal Compliance. No claim has been filed against the Company alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. The Company holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

         3.22 Broker's Fee. Except as set forth in that Agreement dated October 20, 1998 among the parties and Castor Capital Corporation (the "WGI Agreement"), neither the Company, WGI, HFG nor anyone on their behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

         3.23 Disclosure. The representations, warranties and statements of fact made by the Company, WGI and BFG in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 4
                     CONDUCT OF BUSINESS PENDING THE CLOSING

         4.1 Conduct of Business by the Company Pending the Closing. The Company, WGI and HFG, with the covenants and agreements of HFG contained in this Article to be, as applicable, solely on a best efforts basis, jointly and severally covenant and agree that prior to the Closing Date:

                  (a) The Company shall con its business and operations only in the usual and ordinary course;

                  (b) Except as contemplated by this Agreement and as necessary to effect the proposals contained in the Proxy Statement (as hereinafter defined), the Company shall not directly or indirectly do any of the following: (i) sell, pledge, dispose of or encumber any of its assets; (ii) amend or propose to amend its Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock; (iv) redeem, purchase or acquire or offer to acquire any shares of its capital stock or other securities; (v) create any subsidiaries; or (vi) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (c) The Company shall not (i) issue,  sell,  pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, its capital stock; (ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or the material assets thereof; (iii) incur any indebtedness for borrowed money, issue any debt securities or guarantee any indebtedness to others; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) The Company shall not enter into any employment, severance or similar agreements or arrangements with, or grant any bonus, salary increase, severance or termination pay to, any officers or directors;

                  (e) The Company shall not adopt any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

                  (f) Except as otherwise required by its Articles of Incorporation or Bylaws, by this Agreement or by applicable law,
         neither   the   Company,   WGI  nor  HFG  shall  call  any  meeting  of
         shareholders;

                  (g) The Company,  WGI and HFG shall (i) use their best efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by them in this Agreement untrue at any time prior to the Closing Date as if then made; and (ii) notify Alford of any emergency or other change in the normal course of its business or in the operation of its properties and of any tax audits, tax claims, governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would be material, individually or in the aggregate, to the financial condition, results of operations or business of the Company, or to the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement;

                  (h) The Company, WGI and HFG shall notify Alford promptly of any material adverse event or circumstance affecting the Company (including the filing of any material litigation against the Company or the existence of any dispute with any person or entity which involves a reasonable likelihood of such litigation being commenced); and

                           (i)  The   Company   shall   comply  with  all  legal
         requirements and contractual obligations applicable to its operations and business and pay all applicable taxes.

         4.2 Other Actions. Unless approved in writing by Alford, the Company, WGI and HFG shall not take any action or permit any action to occur that might reasonably be expected to result in any of the representations and warranties of the Company, WGI and HFG contained in this Agreement becoming untrue after the date hereof or any of the conditions to the Closing set forth in Article 6 of this Agreement not being satisfied.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 Access and Information. Except for information relating to any claims any party may have against the other, Alford and the Company shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives necessary access throughout the period prior to the Closing to all of its books, records, properties and personnel and, during such period in order to allow each party to complete its due diligence review, each shall furnish promptly to the other all information as such other party may reasonably request. Each party shall hold in confidence certain information in accordance with that certain Confidentiality Agreement dated October 23, 1998 among the parties hereto.

         5.2 Proxy Statement. The Company, WGI and their representatives shall, with the assistance of Alford and its representatives, prepare a Proxy Statement and related Notice of Shareholders' Meeting (collectively, the "Proxy Statement") that will submit certain matters to the Company's shareholders for approval in accordance with applicable law, including this Agreement. The Proxy Statement may also contain additional proposals regarding such other matters appropriate for shareholder approval as may be mutually agreed upon by the parties.

         Alford shall be responsible for providing the information to WGI required in the Proxy Statement that relates to Alford and its management business and financial condition. WGI and the Company shall be responsible for providing the other information required in the Proxy Statement that relates to WGI and the management business and financial condition of the Company.

         5.3 Meeting of Shareholders. The Company shall call a special meeting of its shareholders to be held in accordance with the laws of the State of Texas to consider and vote upon the proposals contained in the Proxy Statement.

         5.4 Certain Information. The Company, WGI, Alford and each of their respective representatives shall prepare and assemble certain information regarding the Merger, the Company and Alford necessary for the shareholders of Alford to make an informed investment decision regarding the Merger.

         5.5 Press Releases. The Company and Alford shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         6.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party hereto to effect the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  (a) The Merger and any other proposals contained in the Proxy Statement shall have been approved by the shareholders of the Company in accordance with applicable law; and

                  (b) No order shall have been entered and remained in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated hereby.

         6.2 Additional Conditions to Alford's Obligations. The obligations of Alford to effect the Closing are subject to the satisfaction of the following additional conditions on or before the Closing Date:

                  (a) The representations and warranties set forth in Article 3 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

                  (b) The Company, WGI and HFG shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed and complied with by them under Articles 4 and 5 of this Agreement prior to the Closing Date;

                  (c) All consents by governmental or regulatory agencies or otherwise that are required to be obtained by the Company for the consummation of the transactions contemplated hereby will have been obtained;

                  (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

                  (e) Alford and its financial and legal representatives shall have completed a due diligence review of the business, operations and financial statements of the Company, the results of which shall be satisfactory to Alford in its sole discretion;

                  (f) Alford will have received from Jackson Walker LLP, counsel to the Company, an opinion addressed to Alford, dated the Closing Date in a form mutually satisfactory to the parties; and

                  (g) At the Closing, the Company shall have delivered or caused to be delivered to Alford the following:

                           (i) a certificate used on behalf of the Company, WGI,
                  and, HFG stating that the conditions set forth in Sections 6.2(a) through (d) of this Agreement have been satisfied;

                           (ii) resolutions duly adopted by the respective Boards of Directors of the Company, WGI and, as applicable, HFG authorizing and approving the proposals contained in the Proxy Statement, including the Merger and the execution, delivery and performance of this Agreement;

                           (iii) certificates of existence and good standing for
                  the Company from the State of Texas, dated not earlier than five days prior to the Closing Date;

                           (iv) a copy of the Articles of  Incorporation  of the
                  Company certified as of a recent date by the Secretary of State of the State of Texas;

                           (v) an incumbency certificate of the officers of the Company, WGI and HFG;

                           (vi) the written resignation of George W. Gilman from
                  his positions of officer and director of the Company and its wholly-owned subsidiary, Hilltop Acquisition Corporation; and

                           (vii) such other  documents as Alford may  reasonably
                  request in connection with the transactions contemplated hereby.

         6.3 Additional Conditions to the Obligations of the Company, WGI and HFQ. The respective obligations of the Company, WGI and HFG to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) The representations and warranties set forth in Article 2 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

                  (b) Alford shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it under Article 5 of this Agreement prior to the Closing Date;

                  (c) All consents by governmental or regulatory agencies or otherwise that are required to be obtained by Alford for the consummation of the transactions contemplated hereby will have been obtained;

                  (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

                  (e) The Company shall have received from Jenkens & Gilchrist, P.C. counsel to Alford, an opinion addressed to the Company, WGI and HFG, dated the Closing Date in a form mutually satisfactory to the parties; and

                  (f) On the Closing Date, Alford shall have delivered to the Company the following:

                           (i) a certificate executed on behalf of Alford stating that the conditions set forth in Sections 6.3(a) through (d) of this Agreement have been satisfied;

                           (ii) resolutions duly adopted by the Board of Directors of Alford authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

                           (iii) resolutions duly adopted by the shareholders of
                  Alford approving the Merger and the execution, delivery and performance of this Agreement;

                           (iv) certificates of existence and good standing for Alford from the State of Texas, dated not earlier than five days prior to the Closing Date;

                           (v) a copy of the Articles of Incorporation of Alford
                  certified as of a recent date by the Secretary of State of the State of Texas;

                           (vi) an incumbency certificate of the officers of Alford; and

                           (vii)  such  other   documents  as  the  Company  may
                  reasonably   request  in  connection  with  the   transactions
                  contemplated hereby.

                                    ARTICLE 7
                                   TERMINATION

         7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual consent of the parties hereto.

         7.2 Termination by Any Party. This Agreement may be terminated by any party hereto if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this section shall have used all reasonable efforts to remove such injunction, order or decree.

         7.3 Material Breach. This Agreement may be terminated if there has been a material breach of this Agreement and such breach has not been cured by the alleged breaching party within 30 days of receipt of written notice from a non-breaching party detailing such breach.

         7.4 Effect of Termination. In the event of termination of this Agreement pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to the Confidentiality Agreement referred to in Section 5.1.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 Notices. All notices and other communications hereunder shall be in writing and shall be defined to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Company or WGI:            George W. Gilman
                                              710 North Post Oak Road, Suite 400
                                              Houston, Texas 77024

         If to HFG:                           Timothy P. Halter, President
                                              Halter Financial Group, Inc.
                                              14160 Dallas Parkway, Suite 950
                                              Dallas, Texas 75240

         If to Alford:                        James C. Williams, Vice President
                                              318 Cadiz Street
                                              Dallas, Texas 75707

                                              Joseph Y. Robichaud
                                              Castor Capital Corporation
                                              3500 Dufferin Street, Suite 300
                                              Downsview, Ontario M3K IN2

         8.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

         8.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         8.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any


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



rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

         8.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised and urged to seek its own separate legal counsel for advice with respect to this Agreement.

         8.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to conflicts or choice of law provisions of the State of Texas.

         8.7 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         8.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

         8.9 Parties In interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

         8.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         8.11 Expenses. Except as may be otherwise provided in the WGI Agreement described above, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers. Notwithstanding the foregoing, including provisions of the WGI Agreement and the Consulting Agreement dated October 20, 1998, among HFG, the Company, Alford and others, WGI shall bear all legal fees and expenses of Jackson Walker L.L.P. relating to the transactions contemplated hereby, whether or not the Merger is consummated.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          HILLTOP ACQUISITION HOLDING
                                          CORPORATION


                                          By: /s/ George W. Gilman
                                              ----------------------------------
                                              George W. Gilman, President


                                          WOMACK GILMAN INVESTMENT
                                          SERVICES, L.C.


                                          By: /s/ George W. Gilman
                                              ----------------------------------
                                              George W. Gilman
                                              Title:
                                                     ---------------------------

                                          HALTER FINANCIAL GROUP, INC.



                                          By:   /s/ Timothy P. Halter
                                                --------------------------------
                                                Timothy P. Halter, President


                                          ALFORD REFRIGERATED WAREHOUSES,
                                          INC.



                                          By:  /s/ James C. Williams
                                               ---------------------------------
                                               James C. Williams, Vice President




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